EXHIBIT 99.1
CONSOLIDATED WATER CO. LTD. REPORTS THIRD QUARTER EARNINGS
NINE-MONTH DILUTED E.P.S. RISE 69% AS TOTAL REVENUES INCREASE 54%
COMPANY DECLARES FOURTH QUARTER CASH DIVIDEND
GEORGE TOWN, Grand Cayman, Cayman Islands (November 10, 2006). Consolidated Water Co. Ltd. (NASDAQ Global Select Market: “CWCO”), which develops and operates seawater conversion plants and water distribution systems in areas where naturally occurring supplies of potable water are scarce or nonexistent, today reported revenues and earnings for the third quarter and first nine months of 2006. The Company also announced the declaration of its fourth quarter cash dividend.
For the quarter ended September 30, 2006, total revenues increased 61% to approximately $10.0 million, compared with approximately $6.2 million in the third quarter of 2005. Net income increased 24% to $1,247,040, or $0.10 per diluted share, versus $1,009,349, or $0.08 per diluted share, in the quarter ended September 30, 2005.
Retail water sales increased 38% to approximately $4.1 million in the third quarter of 2006, compared with approximately $3.0 million in the third quarter of 2005. Bulk water sales rose 79% to approximately $5.1 million, versus approximately $2.9 million in the quarter ended September 30, 2005. Revenue from services more than doubled to $746,407 in the most recent quarter, compared with $328,550 in the third quarter of 2005.
The gross margin on retail sales improved to 65% in the quarter ended September 30, 2006, compared with 56% in the third quarter of 2005. The gross margin on bulk sales was relatively unchanged at 15% of sales, compared with 15% in the prior-year period, despite a charge of approximately $305,000 associated with the write-off of infrastructure associated with portable production units previously installed at the Windsor plant in the Bahamas. The Company decided to transfer these units to Grand Cayman during the quarter to address the increased demand for water in that market.
For the nine months ended September 30, 2006, total revenue increased 54% to approximately $28.9 million, compared with approximately $18.8 million in the first nine months of 2005. Net income increased 77% to $6,847,079, or $0.54 per diluted share, versus $3,864,760, or $0.32 per diluted share, in the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2006 approximated 24% of total revenues.
“We are pleased to report another quarter of solid growth in revenues, gross profits, and net income as compared to the same quarter of last year,” stated Rick McTaggart, President and Chief Executive Officer of Consolidated Water Co. Ltd. “Our results for the third quarter of 2006 reflect the initial sales of our new Blue Hills plant in Nassau following its commissioning in July, along with continued strength in retail water sales in the Cayman Islands.”
The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.06 per share, payable January 31, 2007 to shareholders of record at the close of business December 31, 2006.
The Company will host a conference call at 11:00 a.m. EST, Monday, November 13, 2006. Shareholders and other interested parties may participate in the conference call by dialing 888-332-7123 (international/local participants dial 973-582-2801) and referencing the ID code 8074691, a few minutes before 11:00 a.m. EST on November 13, 2006. A replay of the conference call will be available two hours after the completion of the conference call from November 13, 2006 until November 14, 2006 by dialing 877-519-4471 (international/local participants dial 973-341-3080) and entering the conference ID 8074691.
Consolidated Water Co. Ltd. is engaged in the development and operation of seawater conversion plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce or nonexistent. Consolidated currently operates water production and/or distribution facilities in the Cayman Islands, The British Virgin Islands, Barbados, Belize and The Commonwealth of the Bahamas. The Company has also been notified that the bid of its affiliate, Consolidated Water (Bermuda) Limited to build and operate a seawater desalination plant in Bermuda has been accepted.

The common stock of Consolidated Water Co. Ltd. is traded on the NASDAQ Global Select Market under the symbol “CWCO”. Additional information on the Company is available on its website at http://www.cwco.com.
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationship with the Governments of the jurisdictions in which it operates, the ability to successfully secure contracts for water projects in other countries, the ability to develop and operate such projects profitably and the Company’s ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.
For further information, please contact:
Frederick W. McTaggart, President and CEO, or David W. Sasnett, Executive Vice President and CFO,
at (345) 945-4277 or via e-mail at info@cwco.com
http://www.cwco.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via e-mail at
info@rjfalkner.com
(Financial Highlights Follow)

CONSOLIDATED WATER CO. LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2006 (unaudited)	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$7,313,560	$11,955,589
Accounts receivable, net	9,010,283	5,659,975
Inventory	2,961,770	2,032,209
Prepaid expenses and other current assets	1,645,475	858,870
Current portion of loans receivable	730,495	669,855

Total current assets	21,661,583	21,176,498

Loans receivable	3,485,507	2,436,702
Property, plant and equipment, net	59,861,773	32,667,615
Construction in progress, including interest of $375,000 at December 31, 2005	2,123,255	12,172,402
Investment in affiliate	11,968,236	11,317,731
Intangible assets	3,867,724	4,491,501
Goodwill	3,568,374	3,568,374
Other assets	2,697,054	534,368

Total assets	$109,233,506	$88,365,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Dividends payable	$866,199	$828,709
Accounts payable and other current liabilities	6,210,459	3,939,538
Current portion of long term debt	3,913,248	3,472,330

Total current liabilities	10,989,906	8,240,577

Long term debt	30,567,712	19,378,212
Security deposits and other liabilities	474,686	349,628
Minority interest in Consolidated Water (Bahamas) Ltd.	1,541,521	833,695

Total liabilities	43,573,825	28,802,112

Stockholders’ equity
Redeemable preference shares, par value $0.60 per share. Authorized: 200,000 shares; Issued and outstanding: 24,971 shares at September 30, 2006 and 32,304 shares at December 31, 2005	14,983	19,382
Ordinary shares, par value $0.60 per share. Authorized: 19,680,000 shares; Issued and outstanding: 12,395,653 shares at September 30, 2006 and 12,181,778 shares at December 31, 2005	7,437,392	7,309,066
Class B ordinary shares, par value $0.60 per share. Authorized: 120,000 shares	—	—
Additional paid-in capital	36,754,114	35,367,037
Retained earnings	21,453,192	16,867,594

Total stockholders’ equity	65,659,681	59,563,079

Total liabilities and stockholders’ equity	$109,233,506	$88,365,191

CONSOLIDATED WATER CO. LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Retail water sales	$4,135,562	$3,005,984	$14,053,539	$9,549,318
Bulk water sales	5,128,396	2,869,852	13,193,179	8,435,746
Services revenue	746,407	328,550	1,634,187	829,676

Total revenues	10,010,365	6,204,386	28,880,905	18,814,740

Retail cost of sales	1,448,270	1,329,128	5,024,372	3,881,939

Bulk cost of sales	4,346,148	2,448,101	10,196,103	7,023,888

Services cost of sales	407,125	224,743	668,773	526,409

Total cost of sales	6,201,543	4,001,972	15,889,248	11,432,236

Gross profit	3,808,822	2,202,414	12,991,657	7,382,504

General and administrative expenses	2,323,258	1,479,414	6,620,425	4,412,635

Income from operations	1,485,564	723,000	6,371,232	2,969,869

Other income (expense):

Interest income	46,908	42,605	143,472	78,840

Interest expense	(732,832)	(214,736)	(1,177,407)	(661,216)

Other income	143,522	121,232	474,351	422,081

Equity in earnings of affiliate	303,878	337,248	1,035,431	1,055,186

Other income (expense), net	(238,524)	286,349	475,847	894,891

Net income	$1,247,040	$1,009,349	$6,847,079	$3,864,760

Basic earnings per ordinary share	$0.10	$0.09	$0.55	$0.33

Diluted earnings per ordinary share	$0.10	$0.08	$0.54	$0.32

Dividends declared per ordinary share	$0.06	$0.06	$0.18	$0.18

Weighted average number of ordinary shares used in the determination of:

Basic earnings per share	12,394,582	11,754,530	12,387,980	11,678,398

Diluted earnings per share	12,656,717	12,141,924	12,702,452	12,082,027

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